UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2014

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-2324836-3918470

(State or other jurisdiction of(Commission(I.R.S. Employer

incorporation)File Number)Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Due to a clerical error, the Form 8-K filed on March 14, 2014 (the “Original Filing”), reflected a March 12, 2014 “Date of Report” on the cover page, which should have been March 11, 2014, and contained the Item heading, narrative description and Exhibit list from the Company’s unrelated Form 8-K filed on March 12, 2014.  This Amendment corrects the Date of Report on the cover page and contains the correct Item heading, narrative description and Exhibit list intended to be included in the Original Filing.  This Amendment also attaches the final copy of the SigmaTron International, Inc. Amended and Restated Change in Control Severance Payment Plan.

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2014, the Board of Directors (the “Board”) of SigmaTron International, Inc. (the “Company”) adopted the SigmaTron International, Inc. Amended and Restated Change in Control Severance Payment Plan (the “Plan”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given in the Plan.  The Plan amends and supersedes the Company’s former Change in Control Plan, as the same may have been amended or supplemented from time to time, in its entirety.

The Plan provides for the payment of severance pay to the Participants specifically identified therein (including the Company’s principal executive officer, principal financial officer and other named executive officers) whose employment with the Company terminates due to certain conditions created by a change in control of the Company.  The following is intended solely to be a summary of the key terms and conditions of the Plan, and is qualified in its entirety by the terms of the Plan itself, which shall control in the event of conflict.

Change in Control.  The Plan is triggered (and may not be amended) in the event that the Company enters into a transaction that does or is intended to result in a Change in Control.  While described in more detail in the Plan, a Change in Control of the Company includes (i) the acquisition by any entity, person or group of more than 20% in the aggregate of the Company’s outstanding voting stock, (ii) a transaction that results in the individuals who were directors of the Company before the transaction ceasing to constitute a majority of the board of directors of the Company or any successor, (iii) a merger, consolidation or share exchange where the Company is not the surviving corporation or its shares will be converted into shares of another corporation, (iv) a sale to an unrelated party of more than 50% of the Company’s assets and (v) with respect to any particular Participant, a sale to an unrelated party of substantially all of the assets of that Participant’s Designated Operation (identified in the Plan).

Severance and Protection Period.  Subject to certain conditions outlined in the Plan, a Participant may be entitled to Severance Pay (discussed below) if such Participant’s employment with the Company is terminated (i) involuntarily for reasons other than Cause or (ii) for Good Reason, in either case during the Protection Period.  Subject to the limitations detailed in the Plan, the Protection Period generally begins on the date on which the Company enters into a definitive agreement the consummation of which would result in a Change in Control and ends on the two-year anniversary of the effective date of the Change in Control.

Severance Payment.  If a Participant is terminated during the Protection Period for the reasons described above, the Participant shall be entitled to a Severance Payment in an amount equal to the Participant’s mean average income reported on the Participant’s Form W-2 for the five calendar years ending immediately before the Change in Control, multiplied by 2.99.  The foregoing amount may be modified as set forth in the Plan if required by applicable tax laws.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

Exhibit 10.1SigmaTron International, Inc. Amended and Restated Change in Control Severance Payment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date:  March 14, 2014By:  /s/ Gary R. Fairhead

Name:Gary R. Fairhead

Title:President and Chief Executive Officer